SECOND AMENDMENT TO THE CREDIT AGREEMENT

                  SECOND AMENDMENT, dated as of June 22, 1999 (this "Second Amendment"), to the Credit Agreement, dated as of July 23, 1997 (as amended, supplemented, or otherwise modified from time to time, the "Credit Agreement"), among GENERAL SEMICONDUCTOR, INC., a Delaware corporation (the "Company"), the several lenders from time to time parties thereto (the "Banks"), THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Banks (in such capacity, the "Administrative Agent"), and the financial institutions named therein as co-agents for the Banks (in such capacity, collectively, the "Co-Agents"; each, individually, a "Co-Agent").


                              W I T N E S S E T H:


                  WHEREAS, the Company, the Banks, the Administrative Agent and the Co-Agents are parties to the Credit Agreement;

                  WHEREAS, the Company has requested that the Banks amend the Credit Agreement as set forth herein;

                  WHEREAS, the Banks, the Administrative Agent and the Co-Agents are willing to agree to such amendment to the Credit Agreement, subject to the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Company, the Banks, the Administrative Agent and the Co-Agents hereby agree as follows:

                  1. Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as therein defined.

                  2. Amendments to Credit Agreement. (a) Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Applicable Margin" and substituting therefor the following:

                  "Applicable Margin": for each Eurodollar Loan, each ABR Loan, the Facility Fee and the Standby L/C fees, the rate per annum determined from time to time based upon the Leverage Ratio determined as of the last day of the most recent fiscal quarter for which the Company has delivered financial statements pursuant to subsections 6.1(a) and (b) and the related certificate of the chief financial officer of the Company referred to in subsection 6.2 as set forth under the relevant column heading below opposite such Leverage Ratio:

                                             (in basis points)
                                  Eurodollar    ABR Loan                Standby
Leverage Ratio                    Applicable    Applicable   Facility     L/C
                                  Margin        Margin         Fee        Fee

Less than 1.5 to 1.0                36.25          0          18.75       36.25

Less than 2.0 to 1.0 but
greater than or equal to 1.5
to 1.0                              42.50                     20.00       42.50

Less than 2.25 to 1.0 but
greater than or equal to 2.0
to 1.0                              52.50          0          22.50       52.50

Less than 2.75 to 1.0 but
greater than or equal to 2.25
to 1.0                              60.00          0          25.00       60.00

Less than 3.0 to 1.0 but
greater than or equal to 2.75
to 1.0                              70.00          0          30.00       70.00

Less than 3.5 to 1.0 but
greater than or equal to 3.0 to
1.0                                 112.50      12.5          37.50      112.50

Less than 3.75 to 1.0 but
greater than or equal to 3.5
to 1.0                              130.00      30.0          45.00      130.00

Less than 4.0 to 1.0 but
greater than or equal to 3.75
to 1.0                              150.00      50.0          50.00      150.00

Less than 4.25 to 1.0 but
greater than or equal to 4.0
                                    175.00      75.0          50.00      175.00

Greater than or equal to 4.25
to 1.0                              200.00      100.0         50.00      200.00

For the purpose of this Agreement, any change in the Eurodollar Loan Applicable Margin, the ABR Loan Applicable Margin, the Facility Fee and the Standby L/C
fees  shall  become   effective  on  the  day  following  the  delivery  to  the
Administrative Agent by the Company of the financial statements referred to in subsections 6.1(a) and (b) and the related certificate of the chief financial officer of the Company referred to in subsection 6.2 indicating the Leverage Ratio as of the last day of such period. If the Company shall fail to deliver the financial statements referred to in subsections 6.1(a) and (b) and the related certificate of the chief financial officer of the Company referred to in subsection 6.2 indicating the Leverage Ratio as of such last day, then the Applicable Margin, Facility Fee and Standby L/C fee shall automatically, and without further act of the Administrative Agent, the Co-Agents or any Bank, equal the highest Applicable Margin, Facility Fee and Standby L/C fee set forth above until such statements are delivered. In addition, the Applicable Margin for Eurodollar Loans and ABR Loans and the Standby L/C fee shall increase (i) by
 .50% per annum on the Effective Date (as defined in the Second Amendment dated as of June 22, 1999 to this Agreement) and (ii) by an additional .50% per annum on November 16, 1999, provided that all increases in the Applicable Margin pursuant to this sentence shall cease to be effective on and after the Senior Subordinated Note Trigger Date.

                  (b)  The definition of  "Consolidated EBITDA" in subsection
1.1 of the Credit Agreement is hereby amended (other than for purposes of calculating the Applicable Margin) by (i) amending the phrase "and (e)" appearing therein to read A, (e)" and (ii) inserting the following new clause at the end thereof:

                  and (f) if the Senior Subordinated Note Trigger Date has occurred, all of the Company's restructuring and other charges principally associated with a restructuring of a portion of the Company's European operations in an aggregate amount not to exceed $9,000,000 for the two fiscal quarter period ended December 31, 1999;

                  (c) Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Obligations" and substituting therefor the following:

                   "Obligations": the collective reference to (i) the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Company to the Administrative Agent, the Co-Agents or the Banks, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the other Credit Documents, any Letter of Credit or L/C Application, any agreements between the Company and any Bank or any Affiliate of a Bank relating to interest rate, currency or similar swap and hedging arrangements or any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent, the Co-Agents or any Bank) or otherwise and (ii) all overdrafts, overdraft charges, ACH charges and similar amounts owed by the Company or any of its Subsidiaries to the Administrative Agent, any Co-Agent or any Bank (the obligations referred to in this clause
(ii), the "Overdraft Obligations").

                  (d) Subsection 1.1 of the Credit Agreement is amended by adding the following definitons in proper alphabetical order:

                  "Security Documents": the Pledge Agreements and each other security agreement, mortgage, pledge agreement or other collateral security document delivered by the Company or any of its Subsidiaries which purports to create a lien or security interest to secure any of the Obligations or any guarantee thereof.

                  "Senior Leverage Ratio": as of the last day of any fiscal quarter the ratio of (a) Consolidated Total Indebtedness less the aggregate principal amount of the Senior Subordinated Notes then outstanding on a consolidated basis for the Company and its Subsidiaries on such day to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company ending on such day.

                  "Senior Subordinated Note Indenture": the Indenture to be entered into by the Company and certain of its Subsidiaries in connection with the issuance of the Senior Subordinated Notes, together with all instruments and other agreements entered into by the Company or such Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 7.19.

                  "Senior Subordinated Note Issuance Date": the first date on which the Senior Subordinated Notes are issued.

                  "Senior Subordinated Note Trigger Date": the first date on which the Company has received at least $150,000,000 in gross cash proceeds from the issuance of the Senior Subordinated Notes.

                  "Senior Subordinated Notes":   the subordinated notes
(including any exchange notes) of the Company to be issued pursuant to the Senior Subordinated Note Indenture.

                  (e) Subsection 3.6 of the Credit Agreement is amended by deleting from paragraph (b) the phrase ", provided ..." to the end of such paragraph and substituting therefor the phrase "plus the Applicable Margin for "BR Loans."

                  (f) Section 4 of the Credit Agreement is amended by adding the following new subsections 4.20 and 4.21 at the end thereof:

                  4.20 Seniority. On and after the Senior Subordinated Note Issuance Date, the Obligations will constitute "Senior Indebtedness" of the
Company under and as defined in the Senior Subordinated Note Indenture. The obligations of each Subsidiary Guarantor under each Credit Document to which it is a party constitute "Senior Indebtedness" of such Subsidiary Guarantor under and as defined in the Senior Subordinated Note Indenture.

                  4.21. Year 2000 Matters. Any reprogramming required to permit the proper functioning, in and following the year 2000, of the Company's computer systems and equipment containing embedded microchips, and the testing of all such systems and equipment, as so reprogrammed, will be completed by September 30, 1999. The testing of all such systems and equipment, as so reprogrammed, will be accomplished in a manner and by a date that could not reasonably be expected to result in a Material Adverse Effect. The cost to the Company of any such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Company (including, without limitation, reprogramming errors and the failure of others' systems or equipment) could not reasonably be expected to result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Company and its Subsidiaries will be and, with ordinary course upgrading and maintenance, will continue to be, sufficient to permit the Company to conduct its business without Material Adverse Effect. The foregoing representation shall be qualified as to the status of year 2000 matters with respect to third parties that, to the knowledge of the Company after reasonable inquiry, such matters could not be reasonably expected to result in a
         Material Adverse Effect.

                  (g) Subsection 6.2(a) of the Credit Agreement is amended by deleting the phrase "and 7.9" in clause (i) thereof and substituting in lieu thereof the phrase ",7.9 and 7.20".

                  (h) Subsection 6.2(b) of the Credit Agreement is amended by deleting the phrase "and 7.9" in clause (ii) thereof and substituting in lieu thereof the phrase ",7.9 and 7.20".

                  (i) Section 6 of the Credit Agreement is amended by deleting subsection 6.8 and substituting therefor the following:

                  6.8 Additional Collateral, etc. (a) Cause each Domestic Subsidiary to execute and deliver a Subsidiary Guarantee in favor of the
Administrative Agent in substantially the form of Exhibit D, each of which Subsidiary Guarantees shall be accompanied by such resolutions, incumbency certificates and legal opinions as are reasonably requested by the Administrative Agent and its counsel.

                  (b) With respect to any property owned or acquired by the Company or any of its Subsidiaries (other than (x) any property described in paragraph (c), (d) or (e) below, (y) any property subject to a Lien expressly permitted by subsection 7.2(g), (i), (n) or (o) and (z) property owned or acquired by any Foreign Subsidiary) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest (subject to Liens permitted by subsection 7.2 which may have priority, if any) in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be requested by the Administrative Agent; provided, that the Company and its Subsidiaries shall not be required to grant any such security interest in any contract, agreement, license or instrument, in each case to the extent, and only to the extent, the grant by the Company or such Subsidiary of a security interest pursuant to any Security Document in its right, title and interest in such contract, agreement, license or instrument is prohibited by such contract, agreement, license or instrument without the consent of any other party thereto, would give any other party to such contract, agreement, license or instrument the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate the Company or such Subsidiary to obtain such consents); provided further, that the foregoing limitation shall not affect, limit, restrict or impair the grant of by the Company or such Subsidiary of a security interest pursuant to this Agreement in any receivable or any money or other amounts due or to become due under any such contract, agreement, license or instrument.

                  (c) With respect to any interest in real property having a value (together with improvements thereof) of at least $500,000 individually or $2,000,000 in the aggregate owned or acquired by the Company or any of its Subsidiaries (other than (w) leasehold interests set forth on Schedule 6.8 unless the consent of the applicable landlord is obtained to the granting of a Lien thereon pursuant to this subsection, (x) any such real property subject to a Lien expressly permitted by subsection 7.2(g) or (n) and (y) real property owned or acquired by any Foreign Subsidiary), promptly (i) execute and deliver a first priority mortgage or deed of trust in the Administrative Agent's customary form therefor, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such mortgage or deed of trust, including (other than with respect to the leasehold interests set forth in Schedule 6.8) lessor and landlord consents in the Administrative Agent's customary forms therefor, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (d) With respect to any Subsidiary (other than a Foreign Subsidiary) owned or acquired by the Company (which, for the purposes of this paragraph (d), shall include any existing Subsidiary that ceases to be a Foreign Subsidiary), the Company or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such pledge agreements in the Administrative Agent's customary form therefor as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Company or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Company or such Subsidiary, as the case may be, (iii) cause such Subsidiary to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in substantially all of its assets, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be requested by the Administrative Agent and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (e) With respect to any Foreign Subsidiary owned or acquired by the Company or any of its Subsidiaries (other than a Foreign Subsidiary), promptly (i) execute and deliver to the Administrative Agent such pledge agreement in the Administrative Agent's customary form therefor as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such Foreign Subsidiary that is owned by the Company or any of such Subsidiaries (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such Foreign Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Company or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent's security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (f) In the event that there shall be a Change in Law which eliminates the adverse tax consequences from (A) the pledge of more than 65% of the total outstanding Capital Stock any Foreign Subsidiary or (B) any Foreign Subsidiary granting any of the Liens or guaranteeing payment of the Obligations on the same terms as required for Domestic Subsidiaires in the preceding paragraphs (a) through (d), the Company shall promptly thereafter (i) pledge and deliver, or shall cause to be pledged and delivered, to the Administrative Agent such additional stock as can be so pledged without adverse tax consequences and
(ii) cause any such Foreign Subsidiary that has not previously granted such Liens or executed and delivered a Guarantee because of such adverse tax consequences to grant such Liens and deliver Security Documents and a Guarantee to the Administrative Agent to the extent any such Security Documents and Guarantee can be so executed and delivered without adverse tax consequences to the Company or any of its Subsidiaries.

                  (j) Notwithstanding the foregoing provisions of this subsection 6.8, upon the reasonable request of the Administrative Agent, the Company shall, and shall cause its Subsidiaries to:

                          (i)  Prior to the Senior Subordinated Note Trigger
Date (A) pledge more than 65% of the total outstanding Capital Stock of any Foreign Subsidiary and (B) cause its Foreign Subsidiaries to deliver guarantees and grant Liens on their assets to the extent that Domestic Subsidiaries are required to do so pursuant to paragraphs (a) through (d) above, if the Administrative Agent believes that the cost (including incremental tax costs) to the Company and its Subsidiaries in doing so are not disproportionate to the benefits to be obtained (including the benefits of any purported Liens) therefrom by the Banks.

                           (ii)  On and after the Senior Subordinated Note
Trigger Date (A) pledge more than 65% of the total outstanding Capital Stock of any Foreign Subsidiary and (B) cause its Foreign Subsidiaries to deliver guarantees and grant Liens on their assets to the extent that Domestic Subsidiaries are required to do so pursuant to paragraphs (a) through (d) above, if the Company and the Administrative Agent mutually agree, acting in a commercially reasonable manner, that the cost (including incremental tax costs) to the Company and its Subsidiaries in doing so are not disproportionate to the benefits to be obtained (including the benefits of any purported Liens) therefrom by the Banks.

                  (k) Upon the request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of any Requirement of Law which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Banks, Liens on any collteral under the Security Documents that are duly accepted in accordance with all applicable Requirements of Law.

                  (l) Subsection 7.2 of the Credit Agreement is hereby amended by (i) deleting the word "and" from the end of clause (m), (ii) deleting the period at the end of clause (n) and substituting therefor the phrase "; and" and
(iii) adding the following new clause (o):

                           (o)  Liens on inventory consigned by the Borrower
and Domestic Subsidiaries having a book value not in excess of $3,000,000.

                  (m)  Subsection 7.3 of the Credit Agreement is amended by
(i) deleting the word "and" from the end of clause (f), (ii) deleting the period at the end of clause (g) and substituting therefor the phrase "and" and (iii) adding thereto the following new clause (h):

                           (h) Guarantee Obligations of the Subsidiary
Guarantors in respect of the Senior Subordinated Notes, provided that such Guarantee Obligations are subordinated to the Subsidiary Guarantees to the same extent as the obligations of the Borrower in respect of the Senior Subordinated Notes are subordinated to the Obligations.

                  (n) Subsection 7.6 of the Credit Agreement is amended by adding the following at the end of paragraph (c) thereof:

                           and provided further, no acquisition may be made
pursuant to this paragraph (c) until the Senior Subordinated Note Trigger Date has occurred;

                  (o) Subsections 7.8 and 7.9 of the Credit Agreement are amended by deleting such subsections and substituting therefor the following:

                  7.8 Maintenance of Interest Coverage. Prior to the Senior Subordinated Note Issuance Date, permit the Interest Coverage Ratio on the last day of any fiscal quarter, commencing with the fiscal quarter ending June 30, 1999, to be less than 3.0:1.0.

                  7.9 Maintenance of Leverage Ratio. Prior to the Senior Subordinated Notes Issuance Date, permit, as of the last day of any fiscal quarter occuring during any period set forth below, the Leverage Ratio to be greater than the ratio set forth opposite such period:

                                    Period                           Ratio

                  April 1, 1999 - September 30, 1999               4.60:1.0
                  October 1, 1999 - December 31, 1999              4.35:1.0
                  January 1, 2000 - March 31, 2000                 4.00:1.0
                  April 1, 2000 - June 30, 2000                    3.75:1.0
                  July 1, 2000 and thereafter                      3.50:1.0

                  (p) Subsection 7.14 of the Credit Agreement is hereby amended by deleting clause (b) and substituting therefor the following:

                  (b) Indebtedness of the Company consisting of the Senior
Subordinated Notes as long as (i) the aggregate principal amount of the Senior Subordinated Notes does not exceed $250,000,000, (ii) the Senior Subordinated Notes are issued at par or at a discount or premium not giving rise to original issue discount under the Code, (iii) the Senior Subordinated Notes contain covenants, events of default and remedies as are then customary for senior subordinated unsecured debt securities issued in a public offering or a Rule 144A transaction and in any event no more restrictive than those contained herein, (iv) the Senior Subordinated Notes have no scheduled principal payments prior to the seventh anniversary of the date of issuance thereof and are subject to no mandatory prepayments or redemptions or offers to purchase except for those based on a change of control or asset sales on terms as are then customary for senior unsecured debt securities issued in a public offering or a Rule 144A transaction and (v) the Senior Subordinated Notes contain subordination provisions satisfactory to the Administrative Agent (the Senior Subordinated Notes shall be deemed to comply with this paragraph (b) unless the Required Banks or the Administrative Agent notify the Company within five Business Days after their receipt of the preliminary offering memorandum (or any draft thereof containing substantially the same terms as are set forth in such preliminary offering memorandum) for the Senior Subordinated Notes that the senior subordinated notes described therein do not comply with this paragraph (b), the Company hereby agreeing to distribute such preliminary offering memorandum to the Banks promptly following the printing thereof);

                  (q) Subsection 7.18 of the Credit Agreement is hereby amended by (i) deleting the phrase "or (c)" and substituting therefor the phrase ",(c)" and (ii) adding at the end of clause (c) the phrase:

         or (d) the Senior Subordinated Note Indenture (in which case, any prohibition or limitation shall not limit the ability of the Company and its Subsidiaries to provide collateral security for the Obligations and guarantees thereof or limit the ability of Subsidiaries to make payments to the Company)

                  (r) Section 7 of the Credit Agreement is hereby amended by adding the following new subsections 7.19 and 7.20:

                  7.19 Optional Payments and Modifications of Senior Subordinated Note Indenture. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Senior Subordinated Notes, (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Subordinated Notes (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (ii) does not involve the payment of a consent fee), or (c) designate any Indebtedness (other than obligations of the Loan Parties pursuant to the Credit Documents) as "Designated Senior Indebtedness" for the purposes of the Senior Subordinated Note Indenture.

                  7.20  Financial Covenants On and After Senior Subordinated
Note Issuance Date. On and after the Senior Subordinated Note Issuance Date:

                           (a)  Maintenance of Interest Coverage.  Permit the
Interest Coverage Ratio on the last day of any fiscal quarter to the be less than 2.5:1.0.

                           (b)  Maintenance of Leverage Ratio.  Permit, as of
the last day of any fiscal quarter occuring during any period set forth below, the Leverage Ratio to be greater than the ratio set forth opposite such period:


                                    Period                        Ratio

                  April 1, 1999 - December 31, 1999             5.00:1.0
                  January 1, 2000 - June 30, 2000               4.50:1.0
                  July 1, 2000 and thereafter                   4.00:1.0


                           (c)  Maintenance of Senior Leverage Ratio.  Permit,
as of the last day of any fiscal quarter occuring during any period set forth below, the Senior Leverage Ratio to be greater than the ratio set forth opposite such period:

                                    Period                        Ratio

                  April 1, 1999 - December 31, 1999             2.50:1.0
                  January 1, 2000 - June 30, 2000               2.25:1.0
                   July 1, 2000 and thereafter                  2.00:1.0

                  (s)  Section 8 of the Credit Agreement is hereby amended by
deleting  from   paragraph  (i)  each   reference  to  "Pledge   Agreement"  and
substituting therefor each time the phrase "Security Document".

                  (t) Section 8 of the Credit Agreement is amended by adding the following at the end of paragraph (j):

         or (iii) a change of control, however denominated, shall occur under the Senior Subordinated Note Indenture; or

                  (u) Section 8 of the Credit Agreement is amended by adding the following new paragraph (k) at the end thereof:

                  (k) on and after the Senior Subordinated Note Issuance Date, the Senior Subordinated Notes or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Credit Documents, as the case may be, as provided in the Senior Subordinated Note Indenture, or any Loan Party, any Affiliate of any Loan Party, the trustee in respect of the Senior Subordinated Notes or the holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes shall so assert;

                  (v) The Company agrees that no amendment, supplement or modification of any Credit Document shall release any Subsidiary from any Security Document to which it is a party without the written consent of the Release Banks, except as otherwise provided, notwithtstanding any provisions to the contrary set forth in subsection 10.1 of the Credit Agreement.

                  (w) Section 10 of the Credit Agreement is amended by adding thereto the following new subsection 10.14:

                          10.14  Overdraft Obligations.  The Banks (for
themselves and their respective Affiliates) agree that it is their intention that only $3,000,000 of the Overdraft Obligations be guaranteed and secured ratably and on a pari passu basis with the other Obligations (i.e., those described in clause (i) of the definiton of Obligations) (the "Primary Obligations") and that the balance of the Overdraft Obligations in excess of $3,000,000 be subordinated to the Primary Obligations. To the extent the Overdraft Obligations exceed $3,000,000 each Bank's (and its Affiliates')
Overdraft Obligations shall be entitled to share ratably and on a pari passu basis in the Subsidiary Guarantees and collateral under the Security Documents with the Primary Obligations in an amount equal to the product of (a) $3,000,000 and (b) the decimal equivalent of (i) the amount of the Overdraft Obligations owed to such Bank and its Affiliates divided by (ii) the aggregate amount of all Overdraft Obligations. Payment of any Overdraft Obligations pursuant to any Subsidiary Guarantee or from any collateral under the Security Documents shall be subordinated to the prior payment of the Primary Obligations except to the extent set forth in the two preceding sentences.

                  3. Reduction of Revolving Credit Commitments. The aggregate Revolving Credit Commitments shall automatically and irrevocably be reduced on each day on which Senior Subordinated Notes are issued by an amount equal to 50% of the gross cash proceeds of such Senior Subordinated Notes, on the tems set forth in subsection 3.3 of the Credit Agreement.

                  4.       Obligations to Issue Senior Subordinated Notes.
The Company agrees to use its commercially reasonable efforts to issue at least $200,000,000 aggregate principal amount of Senior Subordinated Notes on or prior to November 15, 1999. The Company agrees to engage one or more investment banks (collectively, the "Investment Bank") reasonably satisfactory to the Administrative Agent to publicly sell or privately place up to $250,000,000 aggregate principal amount of Senior Subordinated Notes of the Company on or prior to November 15, 1999.

                  5. Representations and Warranties. The Company hereby confirms, reaffirms and restates the representations and warranties set forth in
Section 4 of the Credit Agreement, as amended by this Second Amendment. The Company represents and warrants that, after giving effect to this Second Amendment, no Default or Event of Default has occurred and is continuing.

                  6.       Effectiveness.  Upon receipt by the Administrative
Agent of counterparts of this Second Amendment duly executed by the Company and the Required Banks, this Second Amendment shall become effective as of the date (the "Effective Date") of receipt by the Administrative Agent of such counterparts. The Applicable Margin on and after the Effective Date shall be recalculated to give effect to the amendment to the Credit Agreement set forth in Section 2(a) above.

                  7. Delivery of Collateral. Notwithstanding the requirement of subsection 6.8 of the Credit Agreement, as amended by this Second Amendment, the failure of the Company and its Subsidiaries to take any action required by such subsection, as so amended, prior to the day which is 60 days after the Effective Date shall not constitute a Default to the extent that the taking of such action was not required under such subsection prior to the effectiveness of this Second Amendment.

                  8. Amendment Fee. The Company will pay to the Administrative Agent, for the account of each Lender which executes and returns this Second Amendment to the Administrative Agent on or prior to the Effective Date, an amendment fee equal to .25% of the Revolving Credit Commitment of such Lender in effect on the Effective Date, such fee to be payable on the Effective Date.

                  9. Continuing Effect of the Credit Agreement. This Second Amendment shall not constitute an amendment of any other provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Company that would require a waiver or consent of the Banks, the Administrative Agent or the Co-Agents. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

                  10. Counterparts. This Second Amendment may be executed by the parties hereto in any number of separate counterparts (including telecopied counterparts), each of which shall be deemed to be an original, and all of which taken together shall be deemed to constitute one and the same instrument.
                  11. GOVERNING LAW. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered in New York, New York by their respective proper and duly authorized officers as of the day and year first above written.


                             GENERAL SEMICONDUCTOR, INC.


                             By:Michael C. Smiley
                             Title: Vice President, Treasurer


                             THE CHASE MANHATTAN BANK, as
                             Administrative Agent, as a Co-Agent
                             and as a Bank


                             By:Steven J.Faliski
                             Title: Vice President


                             BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                             ASSOCIATION, as a Co-Agent and as a Bank


                             By: Roger Fleischmann
                             Title: Managing Director

                             BANK OF MONTREAL, as a Co-Agent and as a Bank



                             By: Richard McClorey
                             Title: Director


                             THE BANK OF NOVA SCOTIA, as a Co-Agent
                             and as a Bank

                             By: J. Alan Edwards
                             Title: Authorized Signatory

                             CIBC INC., as a Co-Agent and as a Bank


                             By: Paul J. Chakmak
                             Title: Managing Director CIBC World Markets Corp.,
                                    As Agent


                             CREDIT LYONNAIS NEW YORK BRANCH, as
                             a Co-Agent and as a Bank


                             By: Scott R. Chappelka
                             Title: Vice President


                             FLEET NATIONAL BANK, as a Co-Agent and as a Bank
                             By: Daniel Head Jr.
                             Title: Senior Vice President


                             WACHOVIA BANK, N.A., as a Co-Agent and as a Bank
                             By: Jane C. Deaver
                             Title: Senior Vice President


                             THE BANK OF NEW YORK


                             By: Eliza Adams
                             Title: Vice President


                             BANK OF TOKYO-MITSUBISHI TRUST COMPANY


                             By: Jim Brown
                             Title: Vice President

                             BANKBOSTON, N.A.


                             By: Lynn Schade
                             Title: Vice President


                             BANQUE NATIONALE DE PARIS


                             By: Richard Pace               Thomas George
                             Title: Vice President          Vice President


                             PARIBAS


                             By: Duane Helkowski       Scott C. Sergeant
                             Title: Vice Preisdent     Associate


                             CREDIT AGRICOLE INDOSUEZ


                             By:  Sarah McClintock
                             Title: Vice President


                             By:  Rene LeBlanc
                             Title: Vice President



                             THE LONG-TERM CREDIT BANK OF JAPAN, LTD.


                             By: Jun Ebihara
                             Title: Deputy General Manager

                             THE SANWA BANK LIMITED, CHICAGO BRANCH


                             By: Kenneth C. Eichwald
                             Title: First Vice President and
                             Assistant General Manager


                             SOCIETE GENERALE, NEW YORK BRANCH



                             By: Jerry Parisi
                             Title: Director


                             THE SUMITOMO BANK, LTD., CHICAGO BRANCH


                             By: John H. Kemper
                             Title: Senior Vice President

                                                                 Schedule 6.8


                                Leased Properties

10 Melville Park Road
Melville, N.Y.

455A Union Avenue
Westbury, N.Y.

436 Maple Avenue
Melville, N.Y.

172 Spruce Street  (14,000 sq.ft.)
Melville, N.Y.

172 Spruce Street  (15 ft. strip)
Melville, N.Y.

48521 Warm Springs Blvd.
Freemont, CA (Sublease)